Exhibit 10.3

ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT (“Agreement”) is made and entered into on this the 5th day of November 2009, by and between Halter Financial Group, L.P. (“HFG”) and SMSA El Paso II Acquisition Corp, a Nevada corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company desires to engage HFG to provide certain advisory and consulting services as specifically enumerated below commencing as of the date hereof related to Combination Transaction and the Post-Transaction Period (each as hereinafter defined), and HFG is willing to be so engaged;

NOW, THEREFORE, for and in consideration of the covenants set forth herein and the mutual benefits to be gained by the parties hereto, and other good and valuable consideration, the receipt and adequacy of which are now and forever acknowledged and confessed, the parties hereto hereby agree and intend to be legally bound as follows:

1.           Retention. As of the date hereof, the Company hereby retains and HFG hereby agrees to be retained as the Company’s advisor during the term of this Agreement.  The Company acknowledges that HFG shall have the right to engage third parties to assist it in its efforts to satisfy its obligations hereunder.  In its capacity as an advisor to the Company, HFG will:

A.
Going Public Transaction. HFG shall assist the Company in identifying possible merger candidates and evaluating the manner of effecting a combination transaction (a “Combination Transaction”) with a private corporation that is seeking to effect a combination transaction with a public shell corporation.

B.	Post Transaction Period

Upon consummation of the Combination Transaction, HFG agrees to:

(i)           provide assistance and guidance in the preparation and assembly of application materials for the listing of the Company’s common capital stock on a national exchange or quotation medium that may include, but shall not necessarily be limited to the NYSE AMEX or the NASDAQ Stock Market; and

(ii)           provide such other assistance as shall be mutually agreed upon by the parties hereto.

2.           Authorization.  Subject to the terms and conditions of this Agreement, the Company hereby appoints HFG to act on a best efforts basis as its consultant until the Termination Date (as hereinafter defined).  HFG hereby accepts such appoint, with it being expressly acknowledged that HFG is acting in the capacity of independent contractor and not as agent of either the Company.

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3.           Authorization Period.  HFG’s engagement hereunder shall become effective on the date hereof (the “Effective Date”) and will automatically terminate (the “Termination Date”) 12 months from the Effective Date.  This Agreement may be extended beyond the Termination Date if both parties mutually agree in writing.

4.           Fees and Expenses.  On or before December 15, 2009, the Company shall deliver to HFG a fee of $250,000 to be paid via wire transferred funds.

In addition, the Company shall reimburse HFG for all documented travel and lodging expenses incurred by HFG personnel during the term of this Agreement within 10 days of submission to the Company by HFG of documentation evidencing the expenses incurred. .

5.           Miscellaneous.

5.1           This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted.  The terms “hereby,” “hereof,” “hereunder,” and any similar terms, as used in this Agreement, refer to the Agreement in its entirety and not only to the particular portion of this Agreement where the term is used.  The word “person” shall mean any natural person, partnership, corporation, government and any other form of business of legal entity.  All words or terms used in this Agreement, regardless of the number or gender in which they were used, shall be deemed to include any other number and any other gender as the context may require.  This Agreement shall not be admissible in evidence to construe the provisions of any prior agreement.

5.2           This Agreement and the rights and obligations hereunder of the parties to this Agreement may not be assigned.  This Agreement shall be binding upon and inure to the benefit of each party’s respective successors, heirs and permitted assigns.  No other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the parties hereto.  This Agreement is intended to be for the sole benefit of the parties hereto and their respective successors, heirs and permitted assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

5.3           This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Texas.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms thereof.

6.           Execution of Counterparts.  This Agreement may be executed in a number of counterparts, by facsimile, each of which shall be deemed to be an original as of those whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Agreement shall become binding when one or more of the counterparts hereof, individually or taken together, are signed by all the parties.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

HFG:

Halter Financial Group, L.P.

By:	/s/ Timothy P. Halter
Name: Timothy P. Halter,
Its: Chairman

The Company:

SMSA El Paso II Acquisition Corp.

By:	/s/ Gerard Pascale
Name: Gerard Pascale
Its: President

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